SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

NORTHWEST BIOTHERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Persons) Filing Proxy Statement, if other than the Registrant)

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Northwest Biotherapeutics, Inc. 22322 20th Avenue SE Suite 150 Bothell, WA 98021	t (425) 608-3008 (877) 606-9246 f (425) 608-3009 aboynton@nwbio.com	www.nwbio.com OTCBB: NWBT

Alton L. Boynton, Ph.D. President, Chief Operating and Scientific Officer

December 3, 2004

Dear Shareholder:

I want to alert you to the recent mailing of our Proxy Statement for our 2004 Annual Meeting of Stockholders scheduled to take place December 17, 2004. WE VERY MUCH NEED YOU TO VOTE YOUR SHARES USING EITHER THE INTERNET, TELEPHONE OR MAIL IN OPTION in order to achieve our objectives.

Northwest Biotherapeutics’ Board of Directors unanimously request that you VOTE your shares in favor of the proposals set forth in the enclosed proxy statement as your vote is very important to us. We are asking for:

1)

approval of a potential private placement of our capital stock lead by Toucan Capital involving the formation of a syndicate of investors to potentially raise up to $40 million. If approved by our stockholders and assuming we are able to complete a private placement we will use any money raised to support our Phase III clinical trial for DCVax®-Prostate and Phase II clinical trial for DCVax®-Brain;

2)	authorization to increase the number of authorized shares from 140,000,000 to 400,000,000;

3)

authorization to effect a reverse stock split of our outstanding common stock of not less than 1:15 and not more than 1:60, with our board of directors determining which reverse stock split is advisable.

We require approximately 10,000,000 shares voted in favor of proposals 2 and 3 above in order to approve them. THIS IS WHY I AM MAILING YOU SEPARATELY TO URGE YOU TO VOTE YOUR SHARES. Your vote is important to us. If we do not receive approval, we most likely will have to liquidate our assets and cease business.

IF YOU NEED ANOTHER COPY OF THE PROXY STATEMENT, OR SHOULD YOU HAVE QUESTIONS, PLEASE CALL ME (425-608-3008; or toll-free at 1-877- 606-9246).

We wish you the best over the holiday season.

Best regards,

Alton L. Boynton

Statements made in this letter that are not historical facts are forward-looking statements. Forward-looking statements appearing herein include statements concerning the potential private placement of our capital stock and the intended use of any potential proceeds to support our Phase III clinical trial for DCVax-Prostate and Phase II clinical trial for DCVax-Brain. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company’s ability to satisfy certain conditions to any potential private placement, the amount and timing of other investors’ interest in purchasing the Company’s capital stock in a potential private placement, the Company’s ability to raise additional capital, and the timely performance of third parties. Additional information on these and other factors, which could affect the Company’s results, are included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.